n e w s r e l e a s e	Exhibit 99.1 Humana Inc. 500 West Main Street P.O. Box 1438 Louisville, KY 40202 http://www.humana.com
FOR MORE INFORMATION CONTACT:

Lisa Stoner Humana Investor Relations (502) 580-2652 e-mail: LStamper@humana.com
Mark Taylor
Humana Corporate Communications
(317) 753-0345
e-mail: MTaylor108@humana.com

Humana Reports Fourth Quarter 2022 Financial Results;
Provides Full Year 2023 Financial Guidance

•Reports 4Q22 loss per share of $0.12 on a GAAP basis, Adjusted EPS of $1.62; reports full year (FY) 2022 EPS of $22.08 on a GAAP basis, $25.24 on an Adjusted basis
•Announces FY 2023 EPS guidance of at least $27.57 on a GAAP basis; at least $28.00 on an Adjusted basis
•Affirms strong 2023 individual Medicare Advantage membership growth of at least 625,000, or 13.7 percent growth over FY 2022 ending membership; anticipates growth to be meaningfully higher than the industry growth
•Completes realignment into two segments, Insurance and CenterWell, to drive greater collaboration and synergistic growth across the enterprise

LOUISVILLE, KY (February 1, 2023) – Humana Inc. (NYSE: HUM) today reported consolidated pretax results and net earnings (loss) per share (EPS) for the quarter ended December 31, 2022 (4Q22) versus the quarter ended December 31, 2021 (4Q21) and for the year ended December 31, 2022 (FY 2022) versus the year ended December 31, 2021 (FY 2021) as noted in the tables below.

Consolidated (loss) income before income taxes and equity in net earnings (pretax results) In millions	4Q22 (a)	4Q21 (b)	FY 2022 (c)	FY 2021 (d)
Generally Accepted Accounting Principles (GAAP)	($71)	($60)	$3,568	$3,354
Amortization associated with identifiable intangibles	20	17	81	65
Gain on Kindred at Home equity method investment	—	—	—	(1,129)
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	84	30	68	597
Transaction and integration costs	35	35	105	128
Change in fair market value of publicly-traded equity securities	4	144	123	341
Charges associated with productivity initiatives related to the previously disclosed $1 billion value creation plan	188	—	473	—
Adjustment (gain) on sale of Kindred at Home's Hospice and Personal Care divisions (KAH Hospice)	3	—	(237)	—
Adjusted (non-GAAP)	$263	$166	$4,181	$3,356

Net (loss) earnings per share (EPS)	4Q22 (a)	4Q21 (b)	FY 2022 (c)	FY 2021 (d)
GAAP	($0.12)	($0.11)	$22.08	$22.67
Amortization associated with identifiable intangibles	0.16	0.14	0.64	0.50
Gain on Kindred at Home equity method investment	—	—	—	(8.73)
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	0.66	0.23	0.53	4.62
Transaction and integration costs	0.28	0.28	0.83	0.99
Change in fair market value of publicly-traded equity securities	0.03	1.11	0.97	2.63
Charges associated with productivity initiatives related to the previously disclosed $1 billion value creation plan	1.49	—	3.72	—
Adjustment (gain) on the sale of KAH Hospice	0.03	—	(1.86)	—
Tax impact of non-GAAP adjustments	($0.91)	($0.41)	($1.67)	($2.04)
Adjusted (non-GAAP)	$1.62	$1.24	$25.24	$20.64

“Humana is pleased to start the year in a position of strength, with robust 2023 individual Medicare Advantage (MA) membership growth expected to be at least 625,000 for the year, a year-over-year increase of 13.7 percent,” said Bruce D. Broussard, Humana’s President and Chief Executive Officer. "This robust membership outlook reflects high quality growth, with our improvement in retention more than doubling expectations, and marks a continuation of our strong track record of membership growth, with our compounded annual growth from 2018 to 2022 at 10.4 percent as compared to industry growth of 9.7 percent. Humana significantly advanced its strategy in 2022 for continued leadership in integrated value-based care, while delivering 22 percent Adjusted EPS growth. Looking ahead, we are confident in achieving our 2025 Adjusted EPS commitment of $37."

Please refer to the tables above, as well as the consolidated and segment highlight sections in the detailed earnings release for additional discussion of the factors impacting the year-over-comparisons.
In addition, a summary of key consolidated and segment statistics comparing 4Q22 to 4Q21 and FY 2022 to FY 2021 follows the Segment Realignment discussion.

Segment Realignment

During December 2022, Humana realigned certain of its businesses among its previously reportable segments, Retail, Group and Specialty and Healthcare Services, into two distinct segments: Insurance and CenterWell. The Insurance segment includes the businesses that were previously included in the Retail and Group and Specialty segments, as well as the Pharmacy Benefit Manager (PBM) business which was previously included in the Healthcare Services segment. The PBM is included in the Insurance segment as the operations of the business are highly interdependent with the capability needs of the health plan businesses included in the Insurance segment. The CenterWell segment represents the company's payor-agnostic healthcare services offerings, including pharmacy dispensing services, provider services, and home services. In addition to the new segment classifications being utilized to assess performance and allocate resources, Humana believes this simpler structure will create greater collaboration across the Insurance and CenterWell businesses and will accelerate work that is underway to centralize and integrate operations within the organization.
Prior period segment financial information has been recast to conform to the new segment presentation. Please refer to the Segment Realignment Supplementary Information section of the detailed earnings release for the recast information.
In addition to the recast of prior periods to align to the new segmentation, Humana has also provided a view of 4Q22 and FY 2022 results under the previous segment presentation to align with guidance points included as part of the company's third quarter 2022 earnings release dated November 2, 2022. Please refer to the Segment Realignment Supplementary Information section of the detailed earnings release for the recast information.

Humana Inc. Summary of Results (in millions, except per share amounts)	4Q22 (a)	4Q21 (b)	FY 2022 (c)	FY 2021 (d)
CONSOLIDATED
Revenues	$22,439	$21,054	$92,870	$83,064
Revenues - Adjusted (non-GAAP)	$22,443	$21,198	$92,993	$83,405
Pretax results	($71)	($60)	$3,568	$3,354
Pretax results - Adjusted (non-GAAP)	$263	$166	$4,181	$3,356
(Net loss per share) EPS	($0.12)	($0.11)	$22.08	$22.67
EPS - Adjusted (non-GAAP)	$1.62	$1.24	$25.24	$20.64
Benefits expense ratio	87.3%	87.9%	86.3%	86.7%
Operating cost ratio	15.9%	16.1%	13.7%	12.2%
Operating cost ratio - Adjusted (non-GAAP)	14.9%	15.9%	13.1%	12.1%
Operating cash flows	($5,127)	($96)	$4,587	$2,262
Operating cash flows - Adjusted (non-GAAP) (e)	$651	($96)	$4,587	$2,262
Parent company cash and short term investments	$934	$1,334
Debt-to-total capitalization	42.0%	43.7%
Days in Claims Payable	45.9	43.7

INSURANCE SEGMENT
Revenues	$21,599	$20,137	$88,841	$80,930
Benefits expense ratio	87.5%	88.5%	86.6%	87.2%
Operating cost ratio	12.8%	12.7%	10.4%	10.3%
Income (loss) from operations	$46	($105)	$3,022	$2,412
Income (loss) from operations - Adjusted (non-GAAP) (f)	$53	($100)	$3,052	$2,433

CENTERWELL SEGMENT
Revenues	$4,141	$4,085	$17,307	$14,058
Operating cost ratio	92.6%	91.7%	91.5%	92.3%
Income from operations	$263	$299	$1,291	$938
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) (non-GAAP) (g)	$325	$337	$1,488	$1,206

2023 Earnings Guidance
The company provided its GAAP and Adjusted EPS guidance for the year ending December 31, 2023 (FY 2023) as detailed below.
GAAP and Adjusted EPS results for FY 2022 are also shown for comparison.

Diluted earnings per common share	FY 2023 Guidance (h)	FY 2022 (c)
GAAP	at least $27.57	$22.08
Amortization of identifiable intangibles	0.55	0.64
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	—	0.53
Transaction and integration costs	—	0.83
Change in fair market value of publicly-traded equity securities	—	0.97
Charges associated with productivity initiatives related to the previously disclosed $1 billion value creation plan	—	3.72
Net gain on the sale of KAH Hospice	—	(1.86)
Tax impact of non-GAAP adjustments	(0.12)	(1.67)
Adjusted (non-GAAP) – FY 2023 projected; FY 2022 reported	at least $28.00	$25.24
Detailed Press Release
Humana’s full earnings press release including the statistical pages and segment realignment supplementary information has been posted to the company’s Investor Relations site and may be accessed at https://humana.gcs-web.com/ or via a current report on Form 8-K filed by the company with the Securities and Exchange Commission this morning (available at www.sec.gov or on the company’s website).
Conference Call
Humana will host a conference call at 9:00 a.m. Eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings.
To participate via phone, please register in advance at this link - https://register.vevent.com/register/BI4189468fb19c466d8457e67cf5a59540.

Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique registrant ID that can be used to access the call. A webcast of the 4Q22 earnings call may also be accessed via Humana’s Investor Relations page at humana.com. The company suggests participants for both the conference call and those listening via the web dial in or sign on at least 15 minutes in advance of the call.
For those unable to participate in the live event, the archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page at humana.com, approximately two hours following the live webcast.
Footnotes
The company has included financial measures throughout this earnings release that are not in accordance with GAAP. Management believes that these measures, when presented in conjunction with the comparable GAAP measures, are useful to both management and its investors in analyzing the company’s ongoing business and operating performance. Consequently, management uses these non-GAAP (Adjusted) financial measures as indicators of the company’s business performance, as well as for operational planning and decision making purposes. Non-GAAP (Adjusted) financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. All financial measures in this press release are in accordance with GAAP unless otherwise indicated. Please refer to the footnotes for a detailed description of each item adjusted out of GAAP financial measures to arrive at a non-GAAP (Adjusted) financial measure.

(a) 4Q22 Adjusted results exclude the following:
•Amortization expense for identifiable intangibles - GAAP measures affected in this release include consolidated pretax results, EPS, and segment income from operations (including amortization expense of $7 million in the Insurance segment and $13 million in the CenterWell segment).
•Put/call valuation adjustments associated with Humana’s non-consolidating minority interest investments - GAAP measures affected include consolidated pretax results and EPS.
•Transaction and integration costs - GAAP measures affected include consolidated pretax results, EPS, and the consolidated operating cost ratio. See Operating cost ratio reconciliation below for respective period.
•Change in fair market value of publicly-traded equity securities - GAAP measures affected include consolidated pretax results, EPS, and consolidated revenues. See Consolidated revenues reconciliation below for respective period.
•Initiatives undertaken associated with the company's previously disclosed $1 billion value creation plan - GAAP measures affected include consolidated pretax results, EPS, and the consolidated operating cost ratio. See Operating cost ratio reconciliation below for respective period.
•Gain related to the sale of a 60 percent interest in KAH Hospice in August 2022 - Consolidated pretax results and EPS are the only GAAP measures affected.
•Cumulative net tax benefit of adjustments - EPS is the only GAAP measure affected.

Consolidated revenues (in millions)	4Q22 (a)	4Q21 (b)	FY 2022 (c)	FY 2021 (d)
GAAP	$22,439	$21,054	$92,870	$83,064
Change in fair market value of publicly-traded equity securities	4	144	123	341
Adjusted (non-GAAP)	$22,443	$21,198	$92,993	$83,405

Operating cost ratio Operating costs excluding depreciation and amortization as a percent of revenues excluding investment income	4Q22 (a)	4Q21 (b)	FY 2022 (c)	FY 2021 (d)
GAAP	15.9%	16.1%	13.7%	12.2%
Transaction and integration costs	(0.2)%	(0.2)%	(0.1)%	(0.1)%
Charges associated with productivity initiatives related to the previously disclosed $1 billion value creation plan	(0.8)%	—%	(0.5)%	—%
Adjusted (non-GAAP)	14.9%	15.9%	13.1%	12.1%
(b) 4Q21 Adjusted results exclude the following:
•Amortization expense for identifiable intangibles - GAAP measures affected include consolidated pretax results, EPS, and segment loss from operations (including amortization expense of $5 million in the Insurance segment and $12 million in the CenterWell segment).
•Put/call valuation adjustments associated with Humana’s non-consolidating minority interest investments - GAAP measures affected include consolidated pretax results and EPS.
•Transaction and integration costs - GAAP measures affected include consolidated pretax results, EPS, and the consolidated operating cost ratio. See Operating cost ratio reconciliation above for respective period.
•Change in fair market value of publicly-traded equity securities - GAAP measures affected include consolidated pretax results, EPS, and consolidated revenues. See Consolidated revenues reconciliation above for respective period.
•Cumulative net tax benefit of adjustments - EPS is the only GAAP measure affected.

c) FY 2022 Adjusted results exclude the following:
•Amortization expense for identifiable intangibles - GAAP measures affected include consolidated pretax results, EPS, and segment income from operations (including amortization expense of $30 million in the Insurance segment and $51 million in the CenterWell segment).
•Put/call valuation adjustments associated with Humana’s non-consolidating minority interest investments - GAAP measures affected include consolidated pretax results and EPS.
•Transaction and integration costs - GAAP measure affected include consolidated pretax results, EPS, and the consolidated operating cost ratio. See Operating cost ratio reconciliation above for respective period.

•Change in fair market value of publicly-traded equity securities - GAAP measures affected include consolidated pretax results, EPS, and consolidated revenues. See Consolidated revenues reconciliation above for respective period.
•Charges related to initiatives undertaken associated with the company's previously disclosed $1 billion value creation plan - GAAP measures affected include consolidated pretax results, EPS, and the consolidated operating cost ratio. See Operating cost ratio reconciliation above for respective period.
•Gain related to the sale of a 60 percent interest in KAH Hospice in August 2022 - Consolidated pretax results and EPS are the only GAAP measures affected.
•Cumulative net tax benefit of adjustments - EPS is the only GAAP measure affected.

d) FY 2021 Adjusted results exclude the following:
•Amortization expense for identifiable intangibles - GAAP measures affected include consolidated pretax results, EPS, and segment income from operations (including amortization expense of $21 million in the Insurance segment and $44 million in the CenterWell segment).
•Gain associated with Kindred at Home equity method investment; the gain was recorded upon closing of the Kindred at Home transaction in August 2021 - GAAP measures affected include consolidated pretax results and EPS.
•Put/call valuation adjustments associated with Humana’s non-consolidating minority interest investments, including the impact of the termination of the put/call agreement related to Kindred at Home as a result of the transaction announced on April 27, 2021 - GAAP measures affected include consolidated pretax results and EPS.
•Transaction and integration costs - GAAP measure affected include consolidated pretax results, EPS, and the consolidated operating cost ratio. See Operating cost ratio reconciliation above for respective period.
•Change in fair market value of publicly-traded equity securities - GAAP measures affected include consolidated pretax results, EPS, and consolidated revenues. See Consolidated revenues reconciliation above for respective period.
•Cumulative net tax benefit of adjustments - EPS is the only GAAP measure affected.

(e) Generally, when the first day of a month falls on a weekend of holiday, with the exception of January 1 (New Year's Day), the company receives its monthly Medicare premium payment from CMS on the last business day of the previous month. On a GAAP basis, this can result in certain quarterly cash flows from operations including more or less than three monthly payments. Consequently, when this occurs, the company reports Adjusted cash flows from operations to reflect three payments in each quarter to match the related expenses.

(f) Reconciliation of Insurance segment income (loss) from operations:

Insurance segment income (loss) from operations	4Q22	4Q21	FY 2022	FY 2021
Income (loss) from operations	$46	($105)	$3,022	$2,412
Amortization associated with identifiable intangibles	7	5	30	21
Income (loss) from operations - Adjusted (non-GAAP)	$53	($100)	$3,052	$2,433

(g) The CenterWell segment Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) includes the segment's income from operations with adjustments to add back depreciation and amortization expense, interest expense, and income taxes. Adjusted EBITDA includes results from all lines of business within the segment. Adjusted EBITDA also includes the impact of Humana’s minority interest related to the strategic partnership with Welsh, Carson, Anderson & Stowe (WCAS) to develop and operate senior-focused, payor-agnostic, primary care centers, as well as Humana's minority interest ownership of KAH operations based on the timing of previously disclosed transactions.

CenterWell segment Adjusted EBITDA (in millions)	4Q22	4Q21	FY 2022	FY 2021
Income from operations	$263	$299	$1,291	$938
Equity in (losses) earnings	(7)	(4)	(22)	65
Non-controlling interest income	—	(1)	(1)	(1)
Depreciation and amortization expense	47	43	186	165
Interest and taxes	22	—	34	39
Adjusted EBITDA (non-GAAP) 4Q and FY 2022 Adjusted EBITDA excludes impact of KAH Hospice gain/adjustment	$325	$337	$1,488	$1,206
(h) FY 2023 projected Adjusted results exclude the following:
•FY 2023 GAAP EPS excludes the impact of fair value changes of the put/call options associated with Humana's non-consolidating minority interest investments as future value changes can't be estimated.

•The fair value of publicly traded securities, their impact on GAAP EPS, and the related non-GAAP adjustment will fluctuate depending on the public trading value of the stock. The guidance set forth herein assumes no further change in the fair value of those investments.

Cautionary Statement
This news release includes forward-looking statements regarding Humana within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:
•If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends. Accordingly, Humana's reserves may be insufficient.
•If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, which are of particular importance given the concentration of the company's revenues in these products, state-based contract strategy, the growth of its CenterWell business, and its integrated care delivery model, the company’s business may be materially adversely affected. In addition, there can be no assurances that the company will be successful in maintaining or improving its Star ratings in future years.
•If Humana fails to properly maintain the integrity of its data, to strategically maintain existing or implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks or prevent other privacy or data security incidents that result in security breaches that disrupt the company's operations or in the unintentional dissemination of sensitive personal information or proprietary or confidential information, the company’s business may be materially adversely affected.
•Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes and qui tam litigation brought by individuals on behalf of the government), governmental and internal investigations, and routine internal review of business processes any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.
•As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts; governmental audits and investigations; potential inadequacy of government determined payment rates; potential restrictions on profitability; including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business; or other changes in the governmental programs in which Humana participates. Changes to the risk-adjustment model utilized by CMS to adjust premiums paid to Medicare Advantage, or MA, plans according to the health status of covered members, including changes to the methodology used by CMS for risk adjustment data validation audits that fail to address adequately the statutory requirement of actuarial equivalence, if implemented, could have a material adverse effect on the company's operating results, financial position and cash flows.
•Humana's business activities are subject to substantial government regulation. New laws or regulations, or legislative, judicial, or regulatory changes in existing laws or regulations or their manner of application could increase the company's cost of doing business and have a material adverse effect on Humana’s results of operations (including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments); the company’s financial position (including the company’s ability to maintain the value of its goodwill); and the company’s cash flows.
•Humana’s failure to manage acquisitions, divestitures and other significant transactions successfully may have a material adverse effect on the company’s results of operations, financial position, and cash flows.
•If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.
•Humana faces significant competition in attracting and retaining talented employees. Further, managing succession for, and retention of, key executives is critical to the Company’s success, and its failure to do so could adversely affect the Company’s businesses, operating results and/or future performance.
•Humana’s pharmacy business is highly competitive and subjects it to regulations and supply chain risks in addition to those the company faces with its core health benefits businesses.
•Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.
•Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.
•Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.
•The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.
•The spread of, and response to, the novel coronavirus, or COVID-19, underscores certain risks Humana faces, including those discussed above, and the ongoing, heightened uncertainty created by the pandemic precludes any prediction as to the ultimate adverse impact to Humana of COVID-19.

As the COVID-19 pandemic continues, the premiums the company charges may prove to be insufficient to cover the cost of health care services delivered to its members, each of which could be impacted by many factors, including the impacts that Humana has experienced, and may continue to experience, to its revenues due to limitations on its ability to implement clinical initiatives to manage health care costs and chronic conditions of its members, and appropriately document their risk profiles, as a result of the company’s members being unable or unwilling to see their providers due to actions taken to mitigate the spread of COVID-19; increased costs that may result from higher utilization rates of medical facilities and services and other increases in associated hospital and pharmaceutical costs; and shifts in the company’s premium and medical claims cost trends to reflect the demographic impact of higher mortality during the COVID-19 pandemic. In addition, Humana is offering, and has been mandated by legislative and regulatory action (including the Families First Act and CARES Act) to provide, certain expanded benefit coverage to its members, such as waiving, or reimbursing, certain costs for COVID-19 testing, vaccinations and treatment. These measures taken by Humana, or governmental action, to respond to the ongoing impact of COVID-19 (including further expansion or modification of the services delivered to its members, the adoption or modification of regulatory requirements associated with those services and the costs and challenges associated with ensuring timely compliance with such requirements), and the potential for widespread testing, treatments and the distribution and administration of COVID-19 vaccines, could adversely impact the company’s profitability.

The spread and impact of COVID-19 and additional variants, or actions taken to mitigate this spread, could have material and adverse effects on Humana’s ability to operate effectively, including as a result of the complete or partial closure of facilities or labor shortages. Disruptions in public and private infrastructure, including communications, availability of in-person sales and marketing channels, financial services and supply chains, could materially and adversely disrupt the company’s normal business operations. A significant subset of the company's and the company's third party providers' employee population are in a remote work environment in an effort to mitigate the spread of COVID-19, which may exacerbate certain risks to Humana’s business, including an increased demand for information technology resources, increased risk of phishing and other cybersecurity attacks, and increased risk of unauthorized dissemination of sensitive personal, proprietary, or confidential information. The continued COVID-19 pandemic has severely impacted global economic activity, including the businesses of some of Humana’s commercial customers, and caused significant volatility and negative pressure in the financial markets. In addition to disrupting Humana’s operations, these developments may adversely affect the timing of commercial customer premium collections and corresponding claim payments, the value of the company’s investment portfolio, or future liquidity needs.
The ongoing, heightened uncertainty created by the pandemic precludes any prediction as to the ultimate adverse impact to Humana of COVID-19. Humana is continuing to monitor the spread of COVID-19, changes to the company’s benefit coverages, and the ongoing costs and business impacts of dealing with COVID-19, including the potential costs and impacts associated with lifting or reimposing restrictions on movement and economic activity, the timing and degree in resumption of demand for deferred healthcare services, the pace of administration of COVID-19 vaccines and the effectiveness of those vaccines, and related risks. The magnitude and duration of the pandemic remain uncertain, and its impact on Humana’s business, results of operations, financial position, and cash flows could be material.
In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.
Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:
•Form 10-K for the year ended December 31, 2021;
•Form 10-Q for the quarters ended March 31, 2022; June 30, 2022; September 30, 2022; and
•Form 8-Ks filed during 2022 and 2023.

About Humana
Humana Inc. (NYSE: HUM) is committed to helping our millions of medical and specialty members achieve their best health. Our successful history in care delivery and health plan administration is helping us create a new kind of integrated care with the power to improve health and well-being and lower costs. Our efforts are leading to a better quality of life for people with Medicare, families, individuals, military service personnel, and communities at large.
To accomplish that, we support physicians and other health care professionals as they work to deliver the right care in the right place for their patients, our members. Our range of clinical capabilities, resources and tools – such as in-home care, behavioral health, pharmacy services, data analytics and wellness solutions – combine to produce a simplified experience that makes health care easier to navigate and more effective.
More information regarding Humana is available to investors via the Investor Relations page of the company’s website at humana.com, including copies of:
•Annual reports to stockholders
•Securities and Exchange Commission filings
•Most recent investor conference presentations
•Quarterly earnings news releases and conference calls
•Calendar of events
•Corporate Governance information